Exhibit 4.129
                                                                   -------------




                        FIRST AMENDMENT TO THIRD AMENDED
                          AND RESTATED CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 6, 2004 (this "Amendment"), is made by and among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (the "Parent"), DTG OPERATIONS, INC., an Oklahoma corporation ("Operations"), THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty," and, together with Operations, the
"Subsidiary Borrowers"; the Parent and the Subsidiary Borrowers being collectively referred to herein as the "Borrowers"), the Lenders (as defined below) parties hereto and the Administrative Agent (as defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrowers, the various financial institutions parties thereto (collectively, the "Lenders"), Credit Suisse First Boston ("Credit Suisse First Boston"), as the administrative agent (in such capacity, the "Administrative Agent") for the Lenders and The Bank of Nova Scotia ("Scotia Capital"), as the syndication agent (in such capacity, the "Syndication Agent", and, together with the Administrative Agent, the "Agents") for the Lenders, Dresdner Bank AG, New York and Grand Cayman Branches, as the documentation agent, and Credit Suisse First Boston and Scotia Capital, as the co-arrangers, have heretofore entered into that certain Third Amended and Restated Credit Agreement, dated as of April 1, 2004 (the "Credit Agreement");

     WHEREAS,   the  Borrowers   have   requested   that  the  Lenders  and  the
Administrative Agent amend certain provisions of the Credit Agreement; and

     WHEREAS, the Lenders and the Administrative Agent are willing, on and subject to the terms and conditions set forth below (including the amendments set forth in Article II below), to amend certain provisions of the Credit Agreement as provided below (the Credit Agreement, as amended pursuant to the terms of this Amendment, being referred to as the "Amended Credit Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the first recital.

     "Agents" is defined in the first recital.

     "Amended Credit Agreement" is defined in the third recital.

     "Amendment" is defined in the preamble.

     "Borrowers" is defined in the preamble.

     "Credit Agreement" is defined in the first recital.

     "First Amendment Effective Date" is defined in the preamble to Article III.

     "Lenders" is defined in the first recital.

     "Parent" is defined in the preamble.

     SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Amended Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                   ARTICLE II

                                   AMENDMENTS

     Effective as of the date hereof (but subject to the occurrence of the First Amendment Effective Date), certain provisions of the Credit Agreement are hereby amended in accordance with this Article II; except expressly as so amended by this Amendment, the Credit Agreement shall continue in full force and effect in accordance with its terms.

     SECTION 2.1.    Amendments to Section 1.1 of the Credit  Agreement. Section
1.1 of the Credit Agreement is hereby amended by:

          (a) inserting in such Section the following definitions in the appropriate alphabetical order:

               "'Adjusted Net Income' means, with respect to any Fiscal Year, the sum of (a) Net Income at such time plus (b) to the extent deducted in calculating such Net Income for such Fiscal Year, one-time non-cash charges resulting from changes in GAAP or changes in the application of GAAP by the Parent in response to the occurrence of an event which affects, or a change in the conditions affecting, the Parent or any of its Subsidiaries (other than charges in the nature of establishing a reserve and other charges that reflect a determination that the future cash flow of the Parent and its Subsidiaries is likely to be adversely affected).";

               'Unrestricted Cash' means cash and cash equivalents, as such terms are used in GAAP, that are free of any Lien (other than common law "banker's liens" or rights of setoff, unless such liens or rights of setoff have been exercised or, to the Borrowers' best knowledge, are threatened to be exercised).";

          (b) amending clause (b)(vi) of the definition of "Fixed Charge Coverage Ratio" contained in such Section in its entirety to read as follows:

          "(vi) the aggregate amount of Distributions made by the Parent during such period in cash."; and

          (c) amending subclause (A) of the proviso at the end of clause (a) of the definition of "Permitted Business Acquisition" in its entirety to read as follows:

          "(A) there shall be at least $75,000,000 of unused and available Loan Commitments and/or Unrestricted Cash on hand at the Parent and its Subsidiaries (on a consolidated basis) and".

     SECTION 2.2.    Amendment to Section  8.2.6 of the Credit Agreement. Clause
(b)(ii) of Section 8.2.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "(ii) the aggregate amount of

                    (A) such Distribution to be made by the Parent and its Subsidiaries pursuant to this clause (b), when added to the aggregate amount of all such Distributions during the Fiscal Year in which such Distribution would be made, does not exceed the amount set forth below opposite such Fiscal Year


                      Fiscal Year                         Amount
                      -----------                         ------
                   2004 Fiscal Year      The lesser of (i) 25% of Excess Cash
                                            Flow for the 2003 Fiscal Year and
                                            (ii) $17,000,000

                   2005 Fiscal Year      The lesser of (i) 50% of Adjusted Net
                                            Income for the 2004 Fiscal Year and
                                            (ii) $20,000,000

                   2006 Fiscal Year      The lesser of (i) 50% of Adjusted Net
                                            Income for the 2005 Fiscal Year and
                                            (ii) $23,000,000

                   2007 Fiscal Year      The lesser of (i) 50% of Adjusted Net
                                            Income for the 2006 Fiscal Year and
                                            (ii) $26,000,000

                   2008 Fiscal Year      The lesser of (i) 50% of Adjusted Net
                                            Income for the 2007 Fiscal Year and
                                            (ii) $29,000,000

                   2009 Fiscal Year      The lesser of (i) 12.5% of Adjusted Net
                                            Income for the 2008 Fiscal Year and
                                            (ii) $8,000,000; or

                    (B) such purchase or  redemption  does not exceed the excess of (1) the sum of (x) $15,000,000 and (y) 25% of Cumulative Excess Cash Flow over (2) the sum of (x) the aggregate amount of Distributions made prior to such date and subsequent to the last day of the most recent Fiscal Year included in the determination of Cumulative Excess Cash Flow by the Parent and its Subsidiaries and (y) the aggregate amount of all other purchases and redemptions consummated prior to such purchase or redemption and subsequent to such last day of such Fiscal Year; provided that
               (aa) the aggregate amount of such purchases and redemptions in any Fiscal Year shall not exceed $50,000,000 and in the aggregate during the term of this Agreement shall not exceed $150,000,000,
               (bb) there shall be at least $100,000,000 of Unrestricted Cash on hand at the Parent and its Subsidiaries (on a consolidated basis) as of the last day of the calendar month most recently completed prior to such purchase or redemption and (cc) after giving pro forma effect to such purchase or redemption, there shall be at least $75,000,000 of Unrestricted Cash on hand at the Parent and its Subsidiaries (on a consolidated basis) as of the date of such purchase or redemption;".

     SECTION 2.3. Amendment to Exhibit D to the Credit Agreement. Exhibit D to the Credit Agreement ("Form of Compliance Certificate") is hereby amended by:

          (a) adding the following paragraphs (i) and (j) after paragraph (h) titled "Collateral, etc.":

               "1(i) Adjusted Net Income and Cumulative Excess Cash Flow. Adjusted Net Income for the Fiscal Year ending on the Computation Date is $________ and Cumulative Excess Cash Flow as of the Computation Date is $_______, each as computed on Attachment 5 hereto.

               (j) Unrestricted Cash; Purchases and Redemption of Capital Stock. Set forth below is (i) the amount of Unrestricted Cash on hand at the Parent and its Subsidiaries (on a consolidated basis) as of the last day of the calendar month immediately preceding each of the three calendar months of the Fiscal Quarter ending on the Computation Date and (ii) the aggregate amount of purchases and redemptions of shares of any class of Capital Stock of the Parent, or warrants, options or other rights with respect to any such shares of Capital Stock of the Parent, during each of the three calendar months of the Fiscal Quarter ending on the Computation Date:



          ----------------------------------- ------------------------------ ---------------------------
          Relevant Month                      Amount of Unrestricted Cash    Aggregate Amount of
                                              as of Last Day of Preceding    Purchases and Redemptions
                                              Month
          ----------------------------------- ------------------------------ ---------------------------
          [Insert 1st Month of Quarter]       $____________                  $____________
          ----------------------------------- ------------------------------ ---------------------------
          [Insert 2nd Month of Quarter]       $____________                  $____________
          ----------------------------------- ------------------------------ ---------------------------
          [Insert 3rd  Month of Quarter]      $____________                  $____________";
          ----------------------------------- ------------------------------ ---------------------------


          (b) amending Item (K) in Attachment 2 in its entirety to read as follows:

               "K. Distributions made by the Parent during the Computation Period (and for each of the four consecutive Fiscal Quarters ending on the Computation Date) in cash:"; and



          (c) adding a new Attachment 5 in the form of Annex A hereto.

                                  ARTICLE III

                           CONDITIONS TO EFFECTIVENESS

     This Amendment, and the amendments and modifications contained herein, shall be and become effective on the date (the "First Amendment Effective Date") when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

     SECTION 3.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of (i) each of the Borrowers and (ii) the Required Lenders.

     SECTION 3.2. Amendment Effective Date Certificate. The Administrative Agent shall have received a certificate from the chief financial Authorized Officer of the Parent confirming the representations and warranties set forth in
Article IV in form and substance satisfactory to the Administrative Agent.

     SECTION 3.3. Execution of Affirmation and Acknowledgment. The Administrative Agent shall have received an affirmation and acknowledgment in form and substance satisfactory to it, duly executed and delivered by each Guarantor and any other Obligor that has granted a Lien pursuant to any Loan Document, other than the Borrowers.

     SECTION 3.3.1. Amendment Fee. The Administrative Agent shall have received the amendment fees due and payable pursuant to Section 5.3 hereof.

     SECTION 3.4. Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 5.4 hereof (to the extent then invoiced) and pursuant to the Amended Credit Agreement (including all previously invoiced fees and expenses).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Borrowers hereby represents and warrants to each Agent and each Lender, as of the date hereof, as set forth in this Article IV.

     SECTION 4.1. Representations and Warranties. (a) The representations and warranties set forth in Article VII of the Credit Agreement (excluding, however, those contained in Section 7.7 of the Credit Agreement) and in each other Loan Document are, in each case, true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

          (b) except as disclosed by any Borrower to the Administrative Agent, the Issuer and the Lenders pursuant to Section 7.7 of the Credit Agreement

               (i) there is no pending or, to the best knowledge of any Borrower, threatened litigation, action, proceeding or labor controversy affecting any Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the businesses, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, the Notes or any other Loan Document, except as disclosed in Item 7.7 ("Litigation") of the Disclosure Schedule to the Credit Agreement; and

               (ii) no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 of the Credit Agreement which may materially adversely affect the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, the Notes, or any other Loan Document;

          (c) no Default has occurred and is continuing, and neither any Borrower nor any of their respective Subsidiaries nor any other Obligor is in material violation of any law or governmental regulation or court order or decree; and

          (d) this Amendment has been duly authorized, executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each such Person, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

     SECTION 4.2. Full Disclosure. Except as corrected by written information delivered to the Agents and the Lenders reasonably prior to the date on which this representation is made, all information (other than financial and business projections and forecasts) heretofore or contemporaneously furnished by any Borrower in writing to any Agent, the Issuer or any Lender for purposes of or in connection with this Amendment is true and accurate in every material respect and such information is not incomplete by omitting to state any material fact necessary to make such information not materially misleading in light of the circumstances under which such information was furnished. All financial and business projections and forecasts delivered to any Agent, the Issuer or any Lender by or on behalf of any Borrower have been prepared in good faith based upon assumptions which the Borrowers believe to be reasonable.

                                   ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, consent to or modification of any other term or provision of the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of any of the Borrowers or any other Obligor which would require the consent of the Lenders under the Credit Agreement or any of the other Loan Documents.

     SECTION 5.2. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the date hereof, the Amended Credit Agreement). Any breach of any representation or warranty or covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

     SECTION 5.3. Amendment Fee. Upon the satisfaction of the condition set forth in clause (ii) of Section 3.1, the Borrowers shall pay, without setoff, deduction or counterclaim, a non-refundable amendment fee for the account of each Lender that has executed and delivered (including delivery by way of facsimile) a counterpart of this Amendment to the attention of Sal Guerrera at Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, NY 10019 (19th Floor), telecopy no. (212) 262-1910, at or prior to 5:00 p.m. New York time, on or before November 29, 2004 (as such time may be extended by the Parent), in the amount of five (5.0) basis points of such Lender's Commitment as of the date hereof. The aggregate amount of such amendment fee shall be paid at or prior to noon, New York time, on November 30, 2004 (or, in the event that the date in the immediately preceding sentence has been extended, the Business Day that immediately succeeds such extended date) to the Administrative Agent for the pro rata account of the Lenders entitled to receive such amendment fee.

     SECTION 5.4. Fees and Expenses. The Borrowers, jointly and severally, agree to pay on demand all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw LLP, as counsel for the Administrative Agent.

     SECTION 5.5. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

     SECTION 5.6. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 5.7. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

     SECTION 5.8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 5.9. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.




                                        By:_____________________________________
                                           Name:  Pamela S. Peck
                                           Title: Treasurer



                                        DTG OPERATIONS, INC.




                                        By:_____________________________________
                                           Name:  Pamela S. Peck
                                           Title: Treasurer



                                        THRIFTY RENT-A-CAR SYSTEM, INC.




                                        By:_____________________________________
                                           Name:  Pamela S. Peck
                                           Title: Treasurer



                                        CREDIT SUISSE FIRST BOSTON, as the
                                           Administrative Agent




                                        By:_____________________________________
                                           Name:
                                           Title:




                                        By:_____________________________________
                                           Name:
                                           Title:

                                        LENDERS:
                                        CREDIT SUISSE FIRST BOSTON




                                        By:_____________________________________
                                           Name:
                                           Title:




                                        By:_____________________________________
                                           Name:
                                           Title:



                                        THE BANK OF NOVA SCOTIA




                                        By:_____________________________________
                                           Name:
                                           Title:



                                        DRESDNER BANK AG, NEW YORK AND
                                           GRAND CAYMAN BRANCHES




                                        By:_____________________________________
                                           Name:
                                           Title:




                                        By:_____________________________________
                                           Name:
                                           Title:



                                        ARVEST BANK




                                        By:_____________________________________
                                           Name:
                                           Title:

                                        BANK OF TOKYO-MITSUBISHI TRUST COMPANY




                                        By:_____________________________________
                                           Name:
                                           Title:



                                        DEUTSCHE BANK AG, NEW YORK BRANCH




                                        By:_____________________________________
                                           Name:
                                           Title:




                                        By:_____________________________________
                                           Name:
                                           Title:



                                        JPMORGAN CHASE BANK, N.A. (formerly
                                           known as JPMorgan Chase Bank)




                                        By:_____________________________________
                                           Name:
                                           Title:



                                        BANK OF OKLAHOMA, NATIONAL ASSOCIATION



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        INTERNATIONAL BANK OF COMMERCE
                                           (successor by merger to Local
                                           Oklahoma Bank, N.A.)




                                        By:_____________________________________
                                           Name:
                                           Title:

                                        MIDFIRST BANK





                                        By:_____________________________________
                                           Name:
                                           Title:



                                        ABN AMRO BANK N.V.




                                        By:_____________________________________
                                           Name:
                                           Title:




                                        HARRIS NESBITT FINANCING, INC.




                                        By:_____________________________________
                                           Name:
                                           Title:




                                        KEYBANK NATIONAL ASSOCIATION




                                        By:____________________________________
                                             Name:
                                             Title:

                                                                         ANNEX A

                                                                 Attachment 5 to
                                                             __/__/_  Compliance
                                                                     Certificate



ADJUSTED NET INCOME:

     A.   Net Income: the aggregate of all amounts which, in
          accordance  with GAAP,  would be  included  as net
          earnings (or net loss) on a consolidated statement
          of operations  of the Parent and its  Subsidiaries
          for the  Fiscal  Year  ending  on the  Computation
          Date:                                                        $_______

     B.   To the extent  deducted in  calculating  Item (A),
          one-time  non-cash charges  resulting from changes
          in GAAP or changes in the  application  of GAAP by
          the Parent in  response  to the  occurrence  of an
          event which affects, or a change in the conditions
          affecting,  the Parent or any of its  Subsidiaries
          (other than charges in the nature of  establishing
          a  reserve  and  other   charges  that  reflect  a
          determination  that the  future  cash  flow of the
          Parent  and  its  Subsidiaries  is  likely  to  be
          adversely affected):                                         $_______

     C.   Adjusted  Net  Income:  Item  (A) plus  Item  (B):           $_______



CUMULATIVE EXCESS CASH FLOW:

     A.   Starting Amount                                           $319,550,000

     B. Excess Cash Flow for each Fiscal Year subsequent to the 2003 Fiscal Year and completed on or prior to the Computation Date:

                                 Fiscal Year
                                 -----------
                                                                       $_______1
                                    200_

     C.   Cumulative Excess Cash Flow: Item (A) plus each of
          the entries in Item (B):                                     $_______



---------------------------
1 Insert an amount for each such Fiscal Year.